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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
UTSTARCOM, INC.
(Name of Registrant as Specified In Its Charter)
UTSTARCOM, INC.
(Name of Person(s) Filing Proxy Statement)

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UTSTARCOM, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 9, 2003

To The Stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of UTStarcom, Inc. (the "Company"), a Delaware corporation, will be held on May 9, 2003 at 10:00 a.m., local time, at the Hilton Oakland Airport, 1 Hegenberger Road, Oakland, California 94621, for the following purposes:

1.
To elect two Class III directors to serve for a term expiring on the date on which the Annual Meeting of Stockholders is held in the year 2006.

2.
To ratify and approve the appointment of PricewaterhouseCoopers LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2003.

3.
To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on March 10, 2003 are entitled to notice of and to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

By Order of the Board of Directors
Michael J. Sophie Assistant Secretary

Alameda, California
April 3, 2003

YOUR VOTE IS IMPORTANT

        To assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope, which requires no postage if mailed in the United States.

UTSTARCOM, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed Proxy is solicited on behalf of the Board of Directors of UTStarcom, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held May 9, 2003 at 10:00 a.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hilton Oakland Airport, 1 Hegenberger Road, Oakland, California 94621. The Company's telephone number at that location is (510) 635-5000.

        These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended December 31, 2002 were mailed on or about April 3, 2003 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Voting Securities

        Only stockholders of record at the close of business on March 10, 2003 are entitled to notice of and to vote at the Annual Meeting. As of March 10, 2003, 107,069,482 shares of the Company's common stock were issued and outstanding. No shares of the Company's preferred stock were outstanding.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Assistant Secretary of the Company at the Company's principal executive offices located at 1275 Harbor Bay Parkway, Alameda, California 94502, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The mere presence at the Annual Meeting of a stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card, or if no instructions are indicated, will be voted FOR the slate of directors described herein, FOR Proposal Two, and as to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

Voting and Solicitation

        Each stockholder is entitled to one vote for each share of common stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

        This solicitation of proxies is made by the Company, and all costs associated with soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees personally or by telephone, facsimile or telegram. No additional compensation will be paid to these persons for such services.

Quorum; Abstentions; Broker Non-Votes

        The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock issued and outstanding on the record date. All shares represented at the meeting, whether in person or by a general or limited proxy, will be counted for the purpose of establishing a quorum. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of shares present and entitled to vote (the "Votes Cast") with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

        Under current Delaware case law, while broker non-votes (i.e., the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.

Deadlines for Submission of Stockholder Proposals for 2003 Annual Meeting

        Stockholders of the Company are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission (the "SEC") and the Bylaws of the Company. Stockholders wishing to present a proposal at the Company's 2004 Annual Stockholder Meeting must submit the proposal to the Company by December 5, 2003 if they wish for it to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, under the Company's Bylaws, a stockholder wishing to make a proposal at the 2004 Annual Stockholder Meeting must submit the proposal to the Company prior to February 18, 2004.

PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees

        The authorized number of directors is currently established at six. The Company's Certificate of Incorporation provides that the directors shall be divided into three classes, with the classes serving for staggered, three-year terms. Currently there are two directors in each of Class I, II and III. Each of the two Class I directors will hold office until the 2004 Annual Meeting or until the director's successor has been duly elected and qualified, and each of the two Class II directors will hold office until the 2005 Annual Meeting or until the director's successor has been duly elected and qualified. The two Class III directors are to be elected at this Annual Meeting.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named below. Hong Liang Lu and Masayoshi Son are currently directors of the Company. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director.

        The names of the two Class III nominees for director and the current Class I and Class II directors with unexpired terms, their ages as of the date of this Proxy Statement and certain information about them are set forth below:

Name of Director	Age	Principal Occupation	Director Since	Term Expires
Nominees for Class III Director:
Hong Liang Lu	48	President, Chief Executive Officer and Chairman of the Board of Directors of UTStarcom, Inc.	1991	2003
Masayoshi Son	45	President, Chief Executive Officer and Director of SOFTBANK Corp., Chairman of the Board of Directors of SOFTBANK Holdings Inc. and Chairman of the Board of Directors of SOFTBANK America Inc.	1995	2003
Continuing Class I Directors:
Thomas J. Toy	48	Managing Director of PacRim Venture Partners and Member of the Board of Directors of White Electronic Designs Corporation	1995	2004
Ying Wu	43	Executive Vice President and Vice Chairman of the Board of Directors of UTStarcom, Inc., President and Chief Executive Officer of UTStarcom (China) Co. Ltd. and Chairman of the Board of Directors of UTStarcom Telecom Co., Ltd.	1995	2004
Continuing Class II Directors:
Betsy S. Atkins	47	Chief Executive Officer of Baja Corp. and Member of the Board of Directors of Polycom, Inc. and McData Corp.	2002	2005
Larry D. Horner	68	Member of the Board of Directors ConocoPhillips, Atlantis Plastics, Inc., Novitron International, Inc. and Technical Olympics USA, Inc.	2000	2005

        Except as set forth below, each nominee or incumbent director has been engaged in his principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

        Hong Liang Lu has served as President and Chief Executive Officer and as a director of the Company since June 1991 and as Chairman of the Board of Directors of the Company since March 2003. Mr. Lu co-founded the Company under its prior name, Unitech Telecom, Inc., in June 1991 which subsequently acquired StarCom Network Systems, Inc. in September 1995. From 1986 through December 1990, Mr. Lu served as President and Chief Executive Officer of Kyocera Unison, a majority-owned subsidiary of Kyocera International, Inc. From 1983 until its merger with Kyocera in 1986, he served as President and Chief Executive Officer of Unison World, Inc., a software development company. From 1979 to 1983, he served as Vice President and Chief Operating Officer of Unison World, Inc. Mr. Lu holds a B.S. in Civil Engineering from the University of California at Berkeley.

        Betsy S. Atkins has served as a director of the Company since March 2002. She has been Chief Executive Officer of Baja Corp., an early stage technology and life sciences investment firm, since 1994. Ms. Atkins is also currently a director of Polycom, Inc. and McData Corp., where she is the Chairman of their governance committees and sits on their compensation committees. Ms. Atkins was a founder of Ascend Communications Corp. in 1989 and formerly served as a director. Ms. Atkins was Chief Executive Officer of NCI, Inc., a nutraceutical company, from 1992 to 1994. Ms. Atkins served as a member of the Board of Directors for Lucent Technologies from 2000 to 2002, Olympic Steel from 1998 to 2000, and Selectica Inc. from 1996 to 1999. Ms. Atkins is a presidential appointee to the Pension Benefit Guarantee Trust Corporation and a Trustee of Florida International University. Ms. Atkins holds a B.A. from the University of Massachusetts.

        Larry D. Horner has served as a director of the Company since January 2000. He is a director of ConocoPhillips, Atlantis Plastics, Inc., Novitron International, Inc. and Technical Olympics USA, Inc. From 1994 until June, 2001, Mr. Horner served as Chairman of Pacific USA Holdings Corp and as Chairman of the Board and Chief Executive Officer of Asia Pacific Wire & Cable Corporation Limited. Mr. Horner formerly served as Chairman and Chief Executive Officer of KPMG Peat Marwick from 1984 to 1990. Mr. Horner is a Certified Public Accountant, holds a B.S. from the University of Kansas and is a graduate of the Stanford Executive Program.

        Masayoshi Son has served as a director of the Company since October 1995 and served as the Chairman of the Board of Directors of the Company between October 1995 and March 2003. For more than 16 years, Mr. Son served as President and Chief Executive Officer and as a director of SOFTBANK Corp., a leading global provider of Internet content, technology and services. Mr. Son also serves as a director of BB Technologies Corporation, Yahoo Japan Corporation and Aozora Bank, Ltd. Mr. Son also serves as Chairman of the Board of Directors and Chief Executive Officer of SOFTBANK Holdings Inc. and Chairman of the Board of Directors of SOFTBANK America Inc. From April 1998 to October 1999, Mr. Son served as a director of Ziff-Davis, Inc. Mr. Son holds a B.A. in Economics from the University of California at Berkeley.

        Thomas J. Toy has served as a director of the Company since February 1995. Since March 1999, Mr. Toy has served as Managing Director of PacRim Venture Partners, a professional venture capital firm specializing in investments in the information technology sector. Prior to that he was a partner at Technology Funding, a professional venture capital firm, from January 1987 to March 1999. While at Technology Funding, Mr. Toy was Managing Director of Corporate Finance and headed the firm's investment committee. Mr. Toy also serves as a director of White Electronic Designs Corporation and several private companies. Mr. Toy holds B.A. and M.M. degrees from Northwestern University.

        Ying Wu has served as the Executive Vice President and Vice Chairman of the Board of Directors of the Company since October 1995. Mr. Wu has also served as the President and Chief Executive Officer of one of the subsidiaries of the Company, UTStarcom (China) Co. Ltd., since October 1995. Mr. Wu was a co-founder of, and from February 1991 to September 1995 served as Senior Vice President of, StarCom Network Systems, Inc., a company that marketed and distributed third party telecommunications equipment. From 1988 to 1991, Mr. Wu served as a member of the technical staff of Bellcore Laboratories. From 1987 through 1988, Mr. Wu served as a consultant at AT&T Bell Labs. He holds a B.S. in Electrical Engineering from Beijing Industrial University and an M.S. in Electrical Engineering from the New Jersey Institute of Technology.

Board Meetings and Committees

        The Board of Directors of the Company held a total of 12 meetings during the fiscal year ended December 31, 2002. During fiscal year 2002, each of the directors attended 75% or more of the meetings of the Board of Directors and the committees of the Board on which the director served subsequent to becoming a director or a member of such committee, except for Director Son and Director Wu. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

        The Audit Committee of the Board of Directors currently consists of Directors Atkins, Horner and Toy and held five meetings during the last fiscal year. Each of the members of the Audit Committee is independent as set forth in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee: (1) recommends to the Board of Directors the annual appointment of our independent auditors, (2) discusses and reviews in advance the scope and the fees of the annual audit, (3) reviews the results of the audit with the independent auditors and discusses the foregoing with the company's management, (4) reviews and approves non-audit services of the independent auditors, (5) reviews compliance with our existing major accounting and financial reporting policies, (6) reviews its own structure, processes and membership requirements, and (7) provides oversight and monitoring of Company management and their activities with respect to the Company's financial reporting process. In connection with the execution of the responsibilities of the Audit Committee, including the review of the Company's quarterly earnings prior to the public release of the information, the Audit Committee members communicated throughout 2002 with the company's management and independent auditors.

        The Compensation Committee of the Board of Directors currently consists of Directors Horner and Toy, and held four meetings during the last fiscal year. The Compensation Committee: (1) reviews and makes recommendations to the Board of Directors regarding the compensation policy for executive officers and directors of the Company, (2) reviews and makes recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers of the Company, (3) reviews and makes recommendations to the Board of Directors regarding general compensation goals, guidelines and bonus criteria for the Company's employees, (4) acts as administrator of the Company's stock option and stock purchase plans, including the granting of stock options and stock purchase rights and the amendment of such stock options and stock purchase rights, (5) reviews and makes recommendations to the Board of Directors regarding other plans for the provision of compensation to employees, directors and consultants of the Company; and (6) authorizes the repurchase of shares from terminated employees pursuant to applicable law.

Director Compensation

  General Compensation

        In 2002, Directors Atkins, Horner and Toy each received a retainer and committee participation fee of $6,250. Such amount represents one quarter of the maximum annual compensation of $25,000 that such directors are each eligible to receive for their participation on the Company's Board of Directors and any committees thereof.

  2001 Director Stock Option Plan

        Pursuant to the Company's 2001 Director Stock Option Plan, the following stock options were granted to directors during the fiscal year ended December 31, 2002:

        Director Horner was granted options to purchase 25,000 shares of common stock at an exercise price of $14.31 per share on August 23, 2002. The options granted to Director Horner vest in equal monthly portions on the 23rd day of each month after the date of grant for one year.

        Director Toy was granted options to purchase 25,000 shares of common stock at an exercise price of $14.31 per share on August 23, 2002. The options granted to Director Toy vest in equal monthly portions on the 23rd day of each month after the date of grant for one year.

        Director Atkins was granted options to purchase 80,000 shares of common stock at an exercise price of $23.02 per share on March 20, 2002. The options granted to Director Atkins on March 20, 2002 vest in equal yearly portions on each anniversary of the date of grant for four years. In addition, Director Atkins was granted options to purchase 25,000 shares of common stock at an exercise price of $14.31 per share on August 23, 2002. The options granted to Director Atkins on August 23, 2002 vest in equal monthly portions on the 23rd day of each month after the date of grant for one year.

Required Vote

        The two nominees receiving the highest number of votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of directors under Delaware law.

        THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT
PUBLIC ACCOUNTANTS

        The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2003 and recommends that the stockholders ratify this selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be available at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees billed to the Company by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2002

  Audit Fees

        Fees for the fiscal year ended December 31, 2002 audit and interim reviews were $869,720 for which an aggregate amount of $697,220 has been billed through December 31, 2002.

  Financial Information Systems Design and Implementation Fees

        The Company did not engage PricewaterhouseCoopers LLP to provide services to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2002.

  All Other Fees

        Other fees during the year ended December 31, 2002 totaled $1,969,041 and consisted of $617,415 for audit-related services, $190,086 for tax compliance and planning, $165,701 for assistance with tax audits and $995,839 for tax services related to international expansion and tax services related to global compensation. Audit related services included assistance with the Company's registration statements, statutory audits and procedures performed surrounding certain of the Company's acquisitions.

        The Audit Committee of the Board of Directors has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence. The Audit Committee believes that the provision of the non-audit services mentioned above to the Company by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP's independence.

        Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants is not required by the Company's Bylaws or other applicable legal requirement. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at anytime during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Required Vote

        The affirmative vote of the holders of a majority of the Votes Cast will be required to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2003.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

Other Matters

        The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation Tables

        The table below sets forth information for the three most recently completed fiscal years concerning the compensation of (i) the Chief Executive Officer of the Company and (ii) the six other most highly compensated executive officers of the Company who were serving as executive officers at the end of the fiscal year ended December 31, 2002, including those who tied as the fifth most highly compensated executive officers (the "Named Executive Officers"):

Summary Compensation Table

									Long-Term Compensation
		Annual Compensation
									Securities Underlying Options/SARs (#)
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)(1)		Other Annual Compensation ($)				All Other Compensation ($)
Hong Liang Lu President, Chief Executive Officer and Chairman of the Board of Directors	2002 2001 2000	$ $ $	300,000 280,000 250,000	$ $ $	150,000 140,000 50,000	$ $ $	— — —		225,000 — 350,000	$ $ $	14,625 14,942 6,110	(3) (3) (4)
Ying Wu Executive Vice President, Chief Executive Officer, China, and Director	2002 2001 2000	$ $ $	250,000 230,000 200,000	$ $ $	125,000 115,000 50,000	$ $ $	78,697 — —	(2)	150,000 — 185,000	$ $ $	13,682 12,765 8,491	(3) (3) (4)
Michael J. Sophie Chief Financial Officer and Senior Vice President, Finance	2002 2001 2000	$ $ $	250,000 230,000 210,000	$ $ $	125,000 115,000 50,000	$ $ $	— — —		150,000 — 100,000	$ $ $	11,088 11,253 5,944	(3) (3) (4)
Shao-Ning J. Chou Senior Vice President and Chief Operating Officer, China Operations	2002 2001 2000	$ $ $	210,000 185,000 165,000	$ $ $	105,000 92,500 50,000	$ $ $	2,563,253 — —	(5)	150,000 50,000 210,000	$ $ $	13,663 12,765 8,491	(3) (3) (4)
David A. Robison (6) Vice President, International Sales	2002		$390,533		$—		$—		$125,000		$5,431	(4)
Gerald Soloway Senior Vice President, Engineering	2002 2001 2000	$ $ $	200,000 185,000 155,000	$ $ $	100,000 92,500 50,000	$ $ $	— — —		120,000 100,000 200,000	$ $ $	5,770 5,737 4,224	(3) (3) (4)
Bill Huang Chief Technology Officer, Senior Vice President	2002 2001 2000	$ $ $	200,000 185,000 165,000	$ $ $	100,000 92,500 30,000	$ $ $	— — —		120,000 — 105,000	$ $ $	9,863 8,942 6,110	(3) (3) (4)

(1)
Includes bonuses earned during the fiscal year and paid in the subsequent year.

(2)
Consists of (i) a $68,350 housing and children's education allowance paid in connection with Mr. Wu's international work assignment, and (ii) a tax assistance payment of $10,347 paid in connection with UTStarcom's tax equalization policy whereby UTStarcom provides qualified employees with tax assistance to mitigate the tax differential arising from an employee's international work assignment.

(3)
Consists of health insurance premiums and 401(k) match payments paid by the Company on behalf of the officers.

(4)
Consists of health insurance premiums paid by the Company on behalf of the officers.

(5)
Consists of (i) a $36,000 housing allowance paid in connection with Mr. Chou's international work assignment, and (ii) a tax assistance payment of $2,527,253 paid in connection with UTStarcom's tax equalization policy whereby UTStarcom provides qualified employees with tax assistance to mitigate the tax differential arising from an employee's international work assignment. $2,239,432 of the tax assistance amount was paid in connection with the deferred payment of a tax levied by the People's Republic of China on gains realized from the exercise of stock options in 2001. While U.S. tax rules require that this amount be recorded as income in 2002, pursuant to UTStarcom's tax equalization policy, a portion of this tax will be recovered by the Company through Mr. Chou's U.S. foreign tax credit in 2003.

(6)
Mr. Robison began his employment with the Company in April 2002.

Option Grants

        The following table sets forth certain information with respect to stock option grants to the Named Executive Officers during the fiscal year ended December 31, 2002.

Option Grants in Last Fiscal Year

					Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term(2)
		% of Total Options Granted to Employees in 2002(1)
Name	Options Granted		Exercise Price Per Share	Expiration Date
					5%	10%
Hong Liang Lu	150,000	3.0%	$20.25	2/28/2012	$1,910,267	$4,840,993
Hong Liang Lu	75,000	1.5%	$15.72	7/25/2012	$741,467	$1,879,022
Ying Wu	100,000	2.0%	$20.25	2/28/2012	$1,273,512	$3,227,328
Ying Wu	50,000	1.0%	$15.72	7/25/2012	$494,311	$1,252,682
Michael J. Sophie	100,000	2.0%	$20.25	2/28/2012	$1,273,512	$3,227,328
Michael J. Sophie	50,000	1.0%	$15.72	7/25/2012	$494,311	$1,252,682
Shao Ning J. Chou	100,000	2.0%	$20.25	2/28/2012	$1,273,512	$3,227,328
Shao Ning J. Chou	50,000	1.0%	$15.72	7/25/2012	$494,311	$1,252,682
David A. Robison	80,000	1.6%	$26.23	3/29/2012	$1,319,672	$3,344,309
David A. Robison	25,000	0.5%	$15.72	7/25/2012	$247,156	$626,341
David A. Robison	20,000	0.4%	$14.66	9/25/2012	$184,392	$467,285
Gerald Soloway	80,000	1.6%	$20.25	2/28/2012	$1,018,809	$2,581,863
Gerald Soloway	40,000	0.8%	$15.72	7/25/2012	$395,449	$1,002,145
Bill Huang	80,000	1.6%	$20.25	2/28/2012	$1,018,809	$2,581,863
Bill Huang	40,000	0.8%	$15.72	7/25/2012	$395,449	$1,002,145
Total Grants in 2002	4,977,723

(1)
Based on an aggregate of 4,977,723 shares subject to options granted to our employees in 2002.

(2)
Potential realizable values are computed by (a) multiplying the number of shares of common stock subject to a given option by the exercise price, (b) assuming that the aggregate stock value from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire ten-year term of the option and (c) subtracting from that result the aggregate option exercise price. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future common stock prices.

Option Exercises and Values

        The following table sets forth information for the Company's Named Executive Officers relating to the number and value of securities underlying exercisable and unexercisable options they held at December 31, 2002 and sets forth the number of shares of common stock acquired and the value realized upon exercise of stock options held as of December 31, 2002 by the Company's Named Executive Officers.

Aggregated Option Exercises In Last Fiscal Year and FY-End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002(2)
	Number of Shares Acquired on Exercise
Name		Value Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Hong Liang Lu	—	$—	552,085	422,915	$6,591,568	$2,089,182
Ying Wu	—	$—	664,109	231,248	$10,947,882	$780,419
Michael J. Sophie	205,000	$3,248,525	78,491	311,509	$710,077	2,192,023
Shao Ning J. Chou	50,000	$850,035	160,189	275,206	$1,238,232	$697,820
David A. Robison	—	$—	—	125,000	$—	$206,150
Gerald Soloway	44,333	$686,246	228,501	216,204	$751,026	$742,785
Bill Huang	32,406	$684,883	51,251	168,331	$307,126	$459,919

(1)
The "Value Realized" is based on the closing price of our common stock as quoted on the Nasdaq National Market on the date of exercise, minus the per share exercise price, multiplied by the number of shares issued upon exercise of the option.

(2)
The value of unexercised in-the-money options is calculated based on the difference between the closing price of $19.83 per share as quoted on the Nasdaq National Market on December 31, 2002, and the exercise price for the shares, multiplied by the number of shares underlying the option.

Employment Contracts and Change of Control Arrangements

        The Company has entered into an employment and non-competition agreement with each of Hong Liang Lu and Ying Wu, each dated October 6, 1995. Under these agreements, Messrs. Lu and Wu are each to be paid a minimum of $150,000 annually, which amount may be increased by the Board of Directors, and is entitled to a bonus each year as determined by the Board. Although each of Mr. Lu's and Mr. Wu's employment is "at will," the Company must give each 60 days notice of termination for any reason other than voluntary termination, termination as a result of death or disability or termination for cause.

        The Company has entered into an employment and non-competition agreement with Bill Huang dated October 6, 1995. Under this agreement, Mr. Huang is to be paid a minimum of $90,000 annually, which amount may be increased by the Board of Directors, and is entitled to a bonus each year as determined by the Board. Although Mr. Huang's employment is "at will," the Company must give him 60 days notice of termination for any reason other than voluntary termination, termination as a result of death or disability or termination for cause.

        The Company has entered into Change of Control Severance Agreements with each of Michael Sophie, Hong Liang Lu, Ying Wu, Shao-Ning Chou and Bill Huang (each, for this paragraph, an "Employee"), dated April 12, 2002, January 17, 2003, January 31, 2003, January 31, 2003 and January 31, 2003, respectively. These agreements provide that if an Employee's employment with the Company terminates as a result of an involuntary termination at any time within 12 months after a change of control, (i) such Employee will be entitled to 24 months of base salary as in effect as of the date of such termination payable in a lump sum within 30 days of termination and 100% of the bonus for the year in which termination occurs, (ii) all stock options granted to such Employee will become fully vested and exercisable as of the date of termination and all stock held by him that is subject to a right of repurchase by the Company that was purchased prior to the change of control will have such right lapse and (iii) the Company will continue to provide such Employee the same level of health coverage as in effect on the day immediately preceding the termination date until the earlier of the date such Employee is no longer eligible to receive continuation coverage pursuant to Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") or 12 months from the termination date. In the event that the severance and other benefits provided pursuant to the Change of Control Severance Agreement between the Company and such Employee constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, such Employee's benefits under the Agreement shall be either delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by the Employee on an after-tax basis of the greatest amount of benefits.

        The Company has entered into Change of Control Severance Agreement with Gerald Soloway, dated April 12, 2002. This agreement provides that if Mr. Soloway's employment with the Company terminates as a result of an involuntary termination at any time within 12 months after a change of control, or terminates as a result of an involuntary termination done in contemplation of a change in control (i) Mr. Soloway will be entitled to receive 24 months of base salary as in effect as of the date of termination payable in a lump sum within 30 days of termination and 100% of the bonus for the year in which the termination occurs, (ii) all stock options granted to Mr. Soloway will become fully vested and exercisable and all stock held by him that is subject to a right of repurchase by the Company will have such right lapse and (iii) the Company will continue to provide Mr. Soloway health coverage until the earlier of the date Mr. Soloway is no longer eligible to receive continuation coverage pursuant to COBRA or 12 months from the termination date. The agreement will also provide that if Mr. Soloway's employment with the Company terminates other than as a result of an involuntary termination or resignation within 12 months following a change in control, he will be entitled to receive 12 months of his base salary in effect as of the date of termination, payable in a lump sum within 30 days of termination. In the event that the severance and other benefits provided pursuant to the Change of Control Severance Agreement between the Company and Mr. Soloway constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code, and subject to an excise tax, Mr. Soloway will receive payments from the Company sufficient to pay such excise tax (including any additional amounts necessary to pay the excise tax and federal and state income taxes arising from such payments).

        For the purpose of the Change of Control Severance Agreements for Messrs. Chou, Huang, Lu, Sophie and Wu, "involuntary termination" includes (i) without the employee's express written consent, a significant reduction of the employee's duties, position or responsibilities relative to the Employee's duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the employee from such position, duties and responsibilities without his express written consent, unless the employee is provided with comparable duties, position and responsibilities (as, for example, following a change of control, the Chief Financial Officer of the Company is made the Chief Financial Officer of the acquiring entity), (ii) a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the employee immediately prior to such reduction without the employee's express written consent, (iii) a reduction by the Company of the employee's base salary as in effect immediately prior to such reduction, (iv) a material reduction by the Company in the kind or level of employee benefits to which the employee is entitled immediately prior to such reduction with the result that the employee's overall benefits package is significantly reduced, (v) the relocation of the employee to a facility or a location more than 50 miles from his current location without the employee's express written consent, (vi) any purported termination of the employee by the Company which is not effected for cause or for which the grounds relied upon are not valid, or (vii) the failure of the Company to obtain the assumption of the Change of Control Severance Agreement by any successor to the Company.

        For the purpose of the Change of Control Severance Agreement for Mr. Soloway, "involuntary termination" includes (i) without the employee's express written consent, a significant reduction of the employee's duties, position or responsibilities relative to the employee's duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the employee from such position, duties and responsibilities without his express written consent, unless the employee is provided with comparable duties, position and responsibilities that are expressly consented to in advance by the employee in writing, (ii) a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the employee immediately prior to such reduction without the employee's express written consent, (iii) a reduction by the Company of the employee's base salary as in effect immediately prior to such reduction, (iv) a material reduction by the Company in the kind or level of employee benefits to which the employee is entitled immediately prior to such reduction with the result that the employee's overall benefits package is significantly reduced, (v) the relocation of the employee to a facility or a location more than 20 miles from his current location without the employee's express written consent, (vi) any purported termination of the employee by the Company which is not effected for cause or for which the grounds relied upon are not valid, or (vii) the failure of the Company to obtain the assumption of the Change of Control Severance Agreement by any successor to the Company.

        "Change of control" in these agreements is defined as (a) the approval by the stockholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (b) the approval by the stockholders of the Company of a plan to complete liquidation of the Company or an agreement for the sale or disposition by the company of all or substantially all of the Company's assets, (c) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities, or (d) a change in the composition of the Board, as a result of which fewer than a majority of the directors are incumbent directors.

REPORT OF THE COMPENSATION COMMITTEE

Compensation Committee Report

        The information contained in the following report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

Introduction

        The Compensation Committee of the Board of Directors (the "Committee") was established on January 31, 1997 and is comprised solely of outside directors. In general, the Committee is responsible for reviewing and recommending for approval by the Board of Directors the Company's compensation practices, including executive salary levels and variable compensation programs, both cash-based and equity-based. With respect to the compensation of the Company's Chief Executive Officer, the Committee reviews and approves the various elements of the Chief Executive Officer's compensation. With respect to other executive officers, the Committee reviews the recommendations for such individuals presented by the Chief Executive Officer and the bases therefor and approves or modifies the compensation packages for such individuals. Base salary levels for executive officers of the Company have been generally established at or near the start of each fiscal year, and final bonuses for executive officers have been determined at the end of each fiscal year based upon such individual's performance and the performance of the Company.

Executive Compensation

        The Company's compensation program consists of two principal components: cash-based compensation, both fixed and variable, and equity-based compensation. These two principal components are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of the Company.

Cash-based Compensation

        The Committee believes that the annual cash compensation paid to executives should be commensurate with both the executive's and the Company's performance. For this reason, the Company's executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus).

        Base salaries for executive officers are established considering a number of factors, including the Company's profitability, the executive's individual performance and measurable contribution to the Company's success and pay levels of similar positions with comparable companies in the industry. The Committee supports the Company's compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of the Company's formal annual review process.

        An executive's annual performance award generally depends on the financial performance of the Company relative to profit targets and the executive's individual performance. These targets are reviewed at least annually to meet the changing nature of the Company's business. The incentive portion is set at a higher percentage for more senior officers, with the result that such officers have a higher percentage of their potential total cash compensation at risk.

Equity-based Compensation

        The Committee administers an option program pursuant to which members of management, including the Company's executive officers, may receive annual option grants as of the time of their reviews each year from a pool of shares set aside by the Company. The purpose of the option program is to provide additional incentive to executives and other key employees of the Company to work to maximize long-term return to the Company's stockholders. The allocation of the option pool, other than the shares allocated to the Chief Executive Officer, is recommended by the Chief Executive Officer for approval by the Committee. The allocation of shares from the option pool to the Chief Executive Officer is determined solely by the Committee. In granting stock options to the executive officers and the Chief Executive Officer, the Committee considers a number of objective and subjective factors, including the executive's position and responsibilities at the Company, such executive's past and anticipated individual performance, current survey data with respect to market rates for option compensation and other factors that they may deem relevant. Options generally vest over a four year period to encourage optionholders to continue in the employ of the Company. The exercise price of options is the market price on the date of grant, ensuring that the option will acquire value only to the extent that the price of the Company's common stock increases relative to the market price at the date of grant.

Chief Executive Officer Compensation

        The Committee generally uses the same factors and criteria described above for compensation decisions regarding the Chief Executive Officer. During the fiscal year ended December 31, 2002, Mr. Lu received a base salary of $300,000 for serving as the Chief Executive Officer of the Company and a bonus of $150,000. In the fiscal year ended December 31, 2002, the Committee granted Mr. Lu options to purchase 225,000 shares of the Company's common stock pursuant to the Company's stock option plan.

Tax Deductibility of Executive Compensation

        The Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. Under this legislation, the Company may deduct such compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

Summary

        The Committee believes that its compensation program to date has been fair and motivating, and has been successful in attracting and retaining qualified employees and in linking compensation directly to the Company's success. The Committee intends to review this program on an ongoing basis to evaluate its continued effectiveness.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of Directors Horner and Toy, neither of whom has interlocking relationships as defined by the SEC.

The Compensation Committee
Larry Horner Thomas Toy

REPORT OF THE AUDIT COMMITTEE

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2002. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates the information by reference in such filing.

        Established on January 31, 1997, the Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of audit and other services provided by the independent auditors and reviews the accounting principles and auditing practices and procedures to be used in the Company's financial statements. Management is responsible for the Company's financial reporting process including its systems of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements.

        The Audit Committee held five meetings during the last fiscal year. Each of the members of the Audit Committee is independent as defined by our standards as set forth in the Audit Committee Charter and the Nasdaq listing standards.

Audited Financial Statements

        The Audit Committee has reviewed the audited financial statements prepared for the fiscal year ended December 31, 2002. The Audit Committee has discussed the audited financial statements with various members of management of the Company.

        In addition, the Audit Committee has discussed the audited financials with PricewaterhouseCoopers LLP, the Company's independent auditors for the last fiscal year ("PricewaterhouseCoopers"), including such items as Statement on Auditing Standards No. 61 requires. The Audit Committee has also received from PricewaterhouseCoopers a letter and other written disclosures required under Independence Standards Board Standard No. 1, and has had discussions with PricewaterhouseCoopers regarding the independence of the Company's independent auditors.

        After review of all discussions and all written correspondence described above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements for the last fiscal year be included in the Company's Annual Report on Form 10-K.

The Audit Committee
Betsy Atkins Larry Horner Thomas Toy

COMPANY'S STOCK PERFORMANCE

        Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's common stock with the cumulative return of the Nasdaq composite (U.S. and foreign) index and the S&P Wireless Telecommunication Services index for the period commencing on March 3, 2000, the first day the Company's common stock was traded on The Nasdaq National Market, and ending on December 31, 2002. The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

        The graph assumes that $100.00 was invested on March 3, 2000 in the Company's common stock and in each index (based on the initial public offering price of $18 per share), and that all dividends were reinvested. No cash dividends have been declared or paid on the Company's common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. The Company operates on a 52-week fiscal year which ended on Monday, December 31, 2002. Under the assumptions stated above, over the period from March 3, 2000 to December 31, 2002 the total return on an investment in the Company would have been 10.17% as compared to -71.69% for the Nasdaq composite (U.S. and foreign) index and -88.09% for the S&P Wireless Telecommunication Services index shown below.

STOCK PRICE PERFORMANCE GRAPH FOR
UTSTARCOM, INC.

COMPARISON OF 34 MONTH CUMULATIVE TOTAL RETURN*
AMONG UTSTARCOM, INC., THE NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX
AND THE S & P WIRELESS TELECOMMUNICATION SERVICES INDEX

        * $100 invested on 3/3/00 in stock or on 2/29/00 in index, including reinvestment of dividends. Fiscal year ending December 31.

        Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to beneficial ownership of the Company's common stock as of February 28, 2003 (except as otherwise indicated), by: (i) each person who is known by the Company to own beneficially more than five percent of the common stock, (ii) each of the Named Executive Officers, (iii) each of the Company's directors, and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

        Calculations are based on a total number of outstanding shares of 107,035,731 shares as of February 28, 2003.

Beneficial Owner	Shares Beneficially Owned(1)	Approximate Percent Owned(1)
Entities affiliated with SOFTBANK CORP.(2) c/o SOFTBANK CORP. 24-1 Nihonbashi-Hakozakicho Chuo-ku, Tokyo 103-8501 JAPAN	22,651,630	21.16%
Masayoshi Son(3) c/o SOFTBANK CORP. 24-1 Nihonbashi-Hakozakicho Chuo-ku, Tokyo 103-8501 JAPAN	22,681,630	21.18%
Wasatch Advisors, Inc.(4) 150 Social Hall Avenue Salt Lake City, UT 84111	8,154,736	7.70%
Ying Wu(5)	5,133,302	4.76%
Hong Liang Lu(6)	3,599,294	3.34%
Thomas J. Toy(7)	104,966	*
Shao-Ning J. Chou(8)	486,658	*
Bill Huang(9)	890,212	*
Gerald Soloway(10)	267,036	*
Michael J. Sophie(11)	175,088	*
Larry Horner(12)	86,666	*
David A. Robison(13)	22,687	*
Betsy S. Atkins(14)	36,666	*
All current directors and officers as a group (12 persons)(15)	33,573,581	30.66%

*
Less than 1%
(1)
Includes any shares issuable pursuant to options held by the person or group in question which may be exercised within 60 days of February 28, 2003.
(2)
Includes 22,651,630 shares registered in the name of SOFTBANK America Inc., a Delaware corporation. SOFTBANK America Inc. is a wholly owned subsidiary of SOFTBANK Holdings Inc., a Delaware corporation. SOFTBANK Holdings Inc. is a wholly owned subsidiary of SOFTBANK CORP., a Japanese corporation. On March 7, 2003, the Company entered into a Stock Purchase

  Agreement with SOFTBANK America, Inc. to repurchase 8,000,000 shares of the Company's common stock from such entity.

(3)
Represents 22,651,630 shares beneficially owned by entities affiliated with SOFTBANK CORP. Mr. Son is President, Chief Executive Officer and major stockholder of SOFTBANK CORP. On March 7, 2003, the Company entered into a Stock Purchase Agreement with SOFTBANK America, Inc. to repurchase 8,000,000 shares of the Company's common stock from such entity. Mr. Son disclaims beneficial ownership of these shares except to the extent of his pecuniary interest, if any, therein. Includes 30,000 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2002.
(4)
Based on statements filed with the Securities and Exchange Commission pursuant to Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended. UTStarcom has not independently verified these statements or more current holdings of such stockholders.
(5)
Includes 1,505,500 shares registered in the name of Wu Partners, a California Limited Partnership, of which Mr. Wu is general partner. Also includes up to 250,000 shares issuable upon redemption by Wu Partners of its interest in the Altavera Capital Fund LLP. Includes 25,307 shares registered in the name of Ashley Wu and 25,307 shares registered in the name of Richard Wu. Ashley Wu and Richard Wu are Mr. Wu's children. Mr. Wu may be deemed the beneficial owner of the shares. Includes 715,361 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2002.
(6)
Includes 229,000 shares owned by The Lu Family Limited Partnership, of which Mr. Lu is a general partner. Includes 5,332 shares registered in the name of Brian Lu, 5,332 shares registered in the name of Benjamin Lu, and 5,332 shares registered in the name of Melissa Lu. Brian Lu, Benjamin Lu, and Melissa Lu are Mr. Lu's children. Mr. Lu may be deemed the beneficial owner of the shares. Includes 658,337 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2002.
(7)
Includes 104,166 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2002.
(8)
Includes 216,025 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2002.
(9)
Includes 106,000 shares owned by the 2000 Huang Family Limited Partnership, of which Mr. Huang is a general partner. Includes 6,600 shares registered in the name of Alexander Huang, and 6,600 shares registered in the name of Helen Huang. Alexander Huang and Helen Huang are Mr. Huang's children. Mr. Huang may be deemed the beneficial owner of the shares. Includes 83,336 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2002.
(10)
Includes 256,420 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2002.
(11)
Includes 171,086 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2002.
(12)
Includes 74,166 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2002.
(13)
Includes 21,667 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2002.
(14)
Includes 36,666 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2002.
(15)
Includes 2,456,606 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During 2002, the Company entered into indemnification agreements with certain of its directors and executive officers.

        The Company has engaged in the following transactions with entities affiliated with SOFTBANK CORP., an entity affiliated with SOFTBANK America Inc.:

  •
  In 2002, the Company entered into a purchase agreements with BB Technologies Corp. ("BB Tech"), an affiliate of SOFTBANK CORP., providing for the sale of products by the Company to BB Tech. The Company continues to recognize revenue from the agreements.

  •
  During the first quarter of fiscal year 2002, the Company invested $2.0 million in Restructuring Fund No. 1, a venture capital investment limited partnership established by SOFTBANK INVESTMENT CORP., an affiliate of SOFTBANK CORP.

  •
  On August 29, 2002, the Company completed the repurchase of six million shares of its common stock for $72.9 million from SOFTBANK America Inc.

  •
  On March 7, 2003, the Company entered into a Stock Purchase Agreement with SOFTBANK America, Inc. to repurchase eight million shares of its common stock held by such entity for $139.1 million. Pursuant to the terms of the Stock Purchase Agreement, the repurchase will be completed as of April 5, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements except for the following inadvertent late filings:

  •
  On April 10, 2002, Gerald Soloway timely filed a Form 4 that failed to reflect the exercise of 10,000 shares. Mr. Soloway filed an amended Form 4 on January 29, 2003 to disclose the omitted information.

  •
  Betsy Atkins became a Section 16(a) reporting person on March 20, 2002 and failed to timely file a Form 3. Ms. Atkins filed her Form 3 on May 21, 2002.

OTHER MATTERS

        The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS
Michael J. Sophie Assistant Secretary

Dated: April 3, 2003

DETACH HERE

PROXY

UTSTARCOM, INC.

1275 Harbor Bay Parkway
Alameda, California 94502

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

P R O X Y	The undersigned hereby appoints Michael J. Sophie with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all shares of common stock of UTStarcom, Inc. (the "Company") held of record by the undersigned on March 10, 2003 at the Annual Meeting of Stockholders to be held on May 9, 2003 and any adjournments thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.
PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

UTStarcom, Inc.

DETACH HERE

☒
Please mark
votes as in
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1.	Election of directors. Nominees: (01) Hong Liang Lu and (02) Masayoshi Son.				2.	Ratify the appointment of PricewaterhouseCoopers LLP as independent auditors.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	FOR ☐	WITHHELD ☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
☐
	For all nominees except as noted above					In their discretion, the proxies are authorized to vote upon such other business that may properly come before the meeting.
						MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

						Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:	Date:	Signature:	Date:

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 9, 2003
YOUR VOTE IS IMPORTANT
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
EXECUTIVE COMPENSATION AND OTHER MATTERS
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises In Last Fiscal Year and FY-End Option Values
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
COMPANY'S STOCK PERFORMANCE
STOCK PRICE PERFORMANCE GRAPH FOR UTSTARCOM, INC. COMPARISON OF 34 MONTH CUMULATIVE TOTAL RETURN* AMONG UTSTARCOM, INC., THE NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX AND THE S & P WIRELESS TELECOMMUNICATION SERVICES INDEX
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
PROXY UTSTARCOM, INC. 1275 Harbor Bay Parkway Alameda, California 94502